Exhibit 3.3.9

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “AMC STARPLEX, LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF FORMATION, FILED THE TWENTIETH DAY OF NOVEMBER, A.D. 2015, AT 5:35 O`CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “AMC STARPLEX, LLC”.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State

5884784 8100H	Authentication: 203220881
SR# 20166352400	Date: 10-25-16

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:35 PM 11/20/2015
FILED 05:35 PM 11/20/2015
SR 20151023780 - File Number 5884784

STATE of DELAWARE

LIMITED LIABILITY COMPANY

CERTIFICATE of FORMATION

First: The name of the limited liability company is AMC STARPLEX, LLC

Second: The address of its registered office in the State of Delaware is 3411 SILVERSIDE RD RODNEY #104 in the City of WILMINGTON. Zip code 19810. The name of its Registered agent at such address is CORPORATE CREATIONS NETWORK INC

Third: (Use this paragraph only if the company is to have a specific effective date of dissolution: “The latest date on which the limited liability company is to dissolve is                               .”)

Fourth: (Insert any other matters the members determine to include herein.)

In Witness Whereof, the undersigned have executed this Certificate of Formation this 20TH day of NOVEMBER, 2015.

By:	/s/ Edwin F Gladbach
Authorized Person (s)

Name:	EDWIN F GLADBACH-VP